EXHIBIT 15.1

May 1, 2009

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re:	The Goldman Sachs Group, Inc.
Registration Statements on Form S-8
(No. 333-80839)
(No. 333-42068)
(No. 333-106430)
(No. 333-120802)

Registration Statements on Form S-3
(No. 333-49958)
(No. 333-74006)
(No. 333-101093)
(No. 333-110371)
(No. 333-112367)
(No. 333-122977)
(No. 333-128461)
(No. 333-130074)
(No. 333-135453)
(No. 333-154173)

Commissioners:

We are aware that our report dated May 1, 2009 on our review of the condensed consolidated statements of financial condition of The Goldman Sachs Group, Inc. and subsidiaries (the Company) as of March 27, 2009 and December 26, 2008, the related condensed consolidated statements of earnings for the three months ended March 27, 2009 and February 29, 2008 and one month ended December 26, 2008, the condensed consolidated statements of changes in shareholders’ equity for the three months ended March 27, 2009 and one month ended December 26, 2008, the condensed consolidated statements of cash flows for the three months ended March 27, 2009 and February 29, 2008 and one month ended December 26, 2008 and the condensed consolidated statements of comprehensive income for the three months ended March 27, 2009 and February 29, 2008 and one month ended December 26, 2008 included in the Company’s quarterly report on Form 10-Q for the quarter ended March 27, 2009 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/  PricewaterhouseCoopers LLP